SUBSCRIPTION AGREEMENT

TO:      NOVA SMART SOLUTIONS INC.
            3470 E Coast Ave. Apt. 1110
            Miami, Florida, 33137 United States

The undersigned (the “Subscriber”), desires to become a holder of common shares (the “Shares”) of Nova Smart Solutions Inc., a corporation organized and existing under the laws of the state of Florida (the “Company”). Accordingly, the Subscriber hereby agrees as follows:

Purchase of Shares

1.             SUBSCRIPTION

1.1            The undersigned Subscriber hereby irrevocably subscribes for and agrees to accept from the Company the number of common shares of the Company's common stock (the "Shares") as set out on page 4 of this Subscription Agreement in consideration of $0.22 per Share (such subscription and agreement to purchase being the "Subscription"), for the total subscription price as set out on page 4 of this Subscription Agreement (the "Subscription Proceeds"). The Subscription Proceeds are tendered herewith, on the basis of the representations and warranties and subject to the terms and conditions set forth herein. The Subscriber acknowledges that the Company reserves the right, in its sole and absolute discretion, to accept or reject this Subscription and the Subscription will not be binding until accepted by the Company in writing.

1.2            The Company hereby agrees to sell, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, to the Subscriber the Shares. Subject to the terms hereof, the Subscription Agreement will be effective upon its acceptance by the Company. This offering is not subject to any minimum or maximum offering.

1.3            The closing of the Subscription of Shares hereunder (the “Closing”) shall occur immediately upon (i) the receipt and acceptance by the Company of a properly executed Signature Page to this Agreement and (ii) receipt of all funds for the Subscription of Shares hereunder. All dollar amounts referred to in this Subscription Agreement are in lawful money of the United States of America.

1

2.             PAYMENT

2.1             The Subscription Proceeds must accompany this Subscription Agreement calendar days.

2.2             The Subscriber acknowledges that in order to subscribe for Shares, he/she must and does hereby deliver to the Company a check or bank draft in the amount set forth on the Signature Page attached to this Agreement, representing payment in full for the Shares desired to be purchased hereunder, made payable to the order of Nova Smart Solutions Inc.

3.             ACKNOWLEDGEMENTS OF SUBSCRIBER

3.1            By executing this Agreement, the Subscriber makes the following representations, declarations and warranties to the Company, with the intent and understanding that the Company will rely thereon:

a.	Such Subscriber acknowledges the public availability of the Company’s current prospectus. This prospectus is made available in the Company’s most recent S-1 Registration Statement deemed effective on _______, 2016. In this prospectus it makes clear the terms and conditions of the offering of Common Stock and the risks associated therewith are described.

b.	All information herein concerning the Subscriber is correct and complete as of the date hereof and as of the date of Closing.

c.	If the Subscriber is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Subscription Agreement and all other subscription documents. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

4.             APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Florida.

5.             ACKNOWLEDGEMENTS OF SUBSCRIBER.  This Subscription Agreement may be executed in one or more counterparts.

6.             PERSONS BOUND. This Subscription Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors and assigns.

2

7.             NOTICES.   Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein.

8.             CERTIFICATION.    THE SUBSCRIBER CERTIFIES THAT HE/SHE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

3

TO BE COMPLETED BY SUBSCRIBER:

The undersigned, desiring to subscribe for the number of Shares of Nova Smart Solutions Inc. as is set forth below, acknowledges that he/she has received and understands the terms and conditions of the Subscription Agreement attached hereto and that he/she does hereby agree to all the terms and conditions contained therein.

 IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

(PLEASE PRINT OR TYPE)

Number of Shares

x $0.22 Per Share

Total Amount of Subscription:

Exact name(s) of Subscriber(s):

Signature of Subscriber(s):

(Signature)

(Print Name)

Date:

Address:

 ----------------------------- for office use only ----------------------------------------------------

Subscription accepted by:
Sergio Camarero Blanco, President

Accepted on:
(date)

4